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                                                                     EXHIBIT 5.1

                               [AT&T LETTERHEAD]

                                 April 18, 2001

AT&T Corp.
32 Avenue of the Americas
New York, New York 10013

Dear Sirs:

     With reference to the registration statement on Form S-4, Registration No. 333-52670 (the "Registration Statement") that AT&T Corp. (the "Company") has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 503,018,108 shares of the Company's Wireless Group common stock, par value $1.00 per share (the "AT&T Wireless Group tracking stock"), I am of the opinion that:

     1. the Company is a duly organized and validly existing corporation under the laws of the State of New York;

     2. the issuance of the AT&T Wireless Group tracking stock has been duly authorized by appropriate corporate action of the Company; and

     3. when the AT&T Wireless Group tracking stock has been issued and delivered in the manner described in the Registration Statement, such AT&T Wireless Group tracking stock will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement. I also consent to the making of the statement with respect to me in the Registration Statement under the heading "Legal Matters."

                                        Very truly yours,

                                        /s/ Robert S. Feit
                                        ________________________________________
                                        Robert S. Feit
                                        General Attorney and Assistant Secretary